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                                                                  Exhibit (a)(6)

                            CERTIFICATE OF CORRECTION

                                       OF
              CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF TRUST
                                       OF
                    STRATEGIC PARTNERS ASSET ALLOCATION FUNDS
    (FORMERLY PRUDENTIAL DIVERSIFIED FUNDS AND PRUDENTIAL DIVERSIFIED SERIES)


            The undersigned, being a trustee of Strategic Partners Asset Allocation Funds (formerly Prudential Diversified Funds and, prior thereto, Prudential Diversified Series), a Delaware business trust (the "Trust"), pursuant to Section 3810(e) of the Delaware Business Trust Act, hereby certifies:

            1. The Certificate of Amendment to the Certificate of Trust of the Trust (the "Certificate of Amendment") was filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on September 4, 2001.

            2. The Certificate of Amendment was defectively and erroneously executed, and is an inaccurate record of the action therein referred to, in that the first paragraph of the Certificate of Amendment erroneously identifies the date of filing of the Trust's Certificate of Trust in the State Office as September 4, 2001 rather than July 29, 1998.

            3. The first paragraph of the Certificate of Amendment in correct form is as follows:

               "This Certificate of Amendment to Certificate of Trust is being executed as of September 4, 2001 for the purpose of amending the Certificate of Trust of Prudential Diversified Funds (the "Trust") filed with the Secretary of State of the State of Delaware on July 29, 1998 pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act")."

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Correction as of this 14th day of May, 2002

                                  TRUSTEE:


                                  /s/ Robert F. Gunia
                                  -------------------
                                  Robert F. Gunia